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                              SCANA CORPORATION
                                EXHIBIT INDEX


Number
    1. Underwriting Agreement
       Not Applicable

    2. Plan of Acquisition, Reorganization, Arrangement,
       Liquidation or Succession
       Not Applicable

    4. Instruments Defining the Rights of Security
       Holders, Including Indentures
       Not Applicable

   16. Letter Re Change in Certifying Accountant
       Not Applicable

   17. Letter Re Director Resignation
       Not Applicable

   20. Other Documents or Statements to Security Holders
       Not Applicable

   23. Consents of Experts and Counsel
       Not Applicable

   24. Power of Attorney
       Not Applicable

   27. Financial Data Schedule
       Not Applicable

   99. Additional Exhibits
       Not Applicable



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